Exhibit 10.6

Verso Paper Holdings, LLC

November 16, 2006

Mr. Mike Jackson

10016 86th Avenue NE

Gig Harbor, WA 98332

Dear Mr. Jackson:

Reference is made to that certain Employment Agreement (the “Employment Agreement”), effective as of November 20, 2006, by and between you and Verso Paper Holdings, LLC (the “Company”). Capitalized terms used but not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings ascribed to them in the Employment Agreement.

This Letter Agreement sets forth the understanding between you and the Company regarding additional terms and conditions relating to your annual bonus award in respect of calendar year 2006. Notwithstanding anything to the contrary in the Employment Agreement, (i) you agree to use your best efforts to cause your existing employer (the “Prior Employer”) to pay to you a 2006 annual bonus in an amount equal to at least $225,000 (the “2006 Bonus”), and (ii) to the extent that the amount of the 2006 Bonus is less than $225,000, the Company shall provide you a make whole payment (the “Make Whole Payment”) equal to the excess of (x) $225,000, over (y) the actual amount of the 2006 Bonus provided by the Prior Employer.

For the avoidance of doubt, this Letter Agreement and the Employment Agreement constitute the entire agreement between you and the Company with respect to the subject matter described herein. Except as otherwise set forth herein, the terms of the Employment Agreement shall continue in full force and effect after the date hereof.

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[Signature page follows]

Please indicate your acceptance of the terms and provisions of this Letter Agreement by signing both copies of this Letter Agreement and returning one copy to Scott Kleinman. The other copy is for your files. By signing below, you acknowledge and agree that you have carefully read this Letter Agreement (along with all other agreements referenced herein, including without limitation, the Employment Agreement) in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it be final and legally binding on you, the Company and all other interested parties. The Company shall be entitled to withhold from any payment made hereunder any amounts required to be withhold under applicable tax law. This Letter Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

VERSO PAPER HOLDINGS, LLC

By:	/s/ Scott Kleinman
Name: Scott Kleinman Title: President

Agreed and acknowledged as of the date first above written:

/s/ Mike Jackson
Mike Jackson

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